Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated June 4, 2014, with respect to the consolidated financial statements of Dynamics Research Corporation for the year ended December 31, 2013, included in this Form 8-K of Engility Holdings, Inc. We hereby consent to the incorporation by reference of said report in the Registration Statements of Engility Holdings, Inc. on Forms S-8 (Nos. 333-188994 and 333-182720).

/s/ GRANT THORNTON LLP

Boston, Massachusetts
June 4, 2014